UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2016

DIPEXIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36351	46-4995704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 Broadway, 19th Floor New York, NY	10006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 269-2834

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Dipexium Pharmaceuticals, Inc.  (the “Company”) entered into an agreement of lease (the “Lease”) with ROZA 14W, LLC for approximately 5,000 square feet of office space  (the “Premises”) located in an office building at 14 Wall Street, New York, New York 10005. This new office space will house the Company’s corporate headquarters. The term of the Lease is 5 years and 5 months, commencing on March 1, 2016 and expiring on July 31, 2021. The cost of the Lease is approximately $18,900 per month, subject to customary escalations and adjustments.

The foregoing description of the Lease is qualified in its entirety by reference to the provisions of the Lease filed as Exhibit 10.1 to this Report, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Agreement of Lease, by and between Dipexium Pharmaceuticals, Inc. and ROZA 14W, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2016	DIPEXIUM PHARMACEUTICALS, INC.

	By:	/s/ David P. Luci
		Name:	David P. Luci
		Title:	President and Chief Executive Officer